Exhibit 99.1

SMITH MICRO SOFTWARE ADDS TO BOARD OF DIRECTORS FORMER
VERIZON WIRELESS SENIOR VICE PRESIDENT JAMES STRAIGHT
Wireless Communications Veteran Brings Vast Mobile Product Marketing and
Development Expertise
ALISO VIEJO, CA — August 3, 2010 — Smith Micro Software, Inc. (NASDAQ: SMSI), a leading developer and marketer of software solutions for the mobility market, today announced the appointment of James Straight to its Board of Directors. A 25-year telecommunications veteran, Mr. Straight has held senior executive roles for several telecommunications companies and also served in the White House Communications Agency under the Reagan, Bush, and Clinton administrations. Mr. Straight’s expertise includes identifying market opportunities and working at the highest levels of government and multinational corporations on complex issues spanning wireless communications and the Internet.
“Jim is a passionate leader with a track record of successfully combining his technology vision with market opportunities. He is recognized as the catalyst for the advancement of wireless data services to consumer and enterprise customers while at Verizon Wireless,” said William W. Smith, Jr., President and CEO of Smith Micro Software. “His guidance will be instrumental to Smith Micro’s future growth as we continue to deliver the next generation of products and services for the mobile industry. I think Jim will add a new dimension to our board discussions.”
Straight added, “Smith Micro has an exceptional portfolio of communications products that are strategically aligned to help mobile operators and device OEMs deliver innovative products for advanced wireless users. I feel privileged to join this exciting and dynamic team, and look forward to working closely with Bill and the board during the next phase of Smith Micro’s rapid growth.”
At Verizon Wireless, Mr. Straight was responsible for product management and development activities for all consumer products under Verizon Wireless & Verizon Telecom. Mr. Straight is a graduate of the University of Hawaii Pacific and holds degrees in Electronic Technology from the United Institute of Technology and the US Army Electronics Training.
About Smith Micro Software, Inc.:
Smith Micro Software, Inc. creates new possibilities by developing mobile applications and solutions to solve customer problems. Leveraging our broad market insight, we develop new applications that put you in control of your digital lifestyle. Our portfolio of products and services spans Connectivity Management, Communications and Content Management solutions.
Smith Micro also provides server software applications and services to help its customers manage their software investments.
More information about Smith Micro Software (NASDAQ: SMSI) can be found at www.smithmicro.com.
Safe Harbor Statement:
This release may contain forward-looking statements that involve risks and uncertainties, including without limitation forward-looking statements relating to the company’s net revenues guidance for fiscal 2010, its financial prospects and other projections of its performance, the company’s ability to increase its business and the anticipated timing and financial performance of its new products and potential acquisitions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are changes in demand for the company’s products from its customers and their end-users, new and changing technologies, customer acceptance of those technologies, new and continuing adverse economic conditions, and the company’s ability to compete effectively with other software companies. These and other factors discussed in the company’s filings with the Securities and Exchange Commission, including its filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management regarding future events and business performance as of the date of this release, and the company does not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.
Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective companies.

INVESTOR RELATIONS INQUIRIES:
Tom Matthews	Charles Messman, Todd Kehrli
Smith Micro Software, Inc.	MKR Group
Chief Strategy Officer	+1 (323) 468-2300
+1 (949) 362-5800	smsi@mkr-group.com